$2,000,000,000 Floating Rate Asset Backed Term Notes, Series 2001-A

                Superior Wholesale Inventory Financing Trust VII
                                     Issuer
                     Wholesale Auto Receivables Corporation
                                     Seller
                      General Motors Acceptance Corporation
                                    Servicer

Attached is a preliminary term sheet describing the structure, collateral pool and certain aspects of Superior Wholesale Inventory Financing Trust VII. The information and assumptions contained in this term sheet are preliminary and will be superseded by a prospectus supplement to the prospectus, dated June 16, 2000, relating to Superior Wholesale Inventory Financing Trust VII, and by any other information subsequently filed by the Seller with the Securities and Exchange Commission or incorporated by reference in the relevant registration statement. In addition, this term sheet supersedes any prior or similar term sheet.

None of the bookrunners, co-managers, General Motors Acceptance Corporation, the Issuer, the Seller or any of their respective affiliates makes any representation as to the accuracy or completeness of the information set forth in this term sheet. The information contained in this term sheet only addresses certain aspects of the applicable security's characteristics and does not provide a complete assessment. As such, the information may not reflect the impact of all structural characteristics of the security. Due to changed circumstances, we may modify the assumptions underlying the information set forth in this term sheet, including structure and collateral, from time to time.

We have filed a registration statement (including a prospectus) relating to the trust with the SEC and it is effective. We have also filed a base prospectus dated June 16, 2000 under Rule 424(b). In connection with this offering, after the securities have been priced and all of the terms and information relating to this transaction are finalized, we will file with the SEC a prospectus supplement relating to the securities offered by the trust. This communication is not an offer to sell or the solicitation of an offer to buy nor will there be any sale of the securities of the trust in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the securities laws of any such state. Sales of the securities of the trust may not be consummated unless the purchaser has received both the final prospectus and prospectus supplement. The securities to be offered by the trust under the final prospectus and prospectus supplement have not been approved or disapproved by the SEC or any state securities commission. Any representation to the contrary is a criminal offense. Any investment decision should be based on the information in the final prospectus and prospectus supplement, which will be current as of their publication dates and after publication may no longer be complete or current. You may obtain a final prospectus and prospectus supplement by contacting Banc One Capital Markets, Inc. at (312) 732-7885, Bear, Stearns & Co. Inc. at (212) 272-4955 or JP Morgan at (212) 834-5132.

Banc One Capital Markets, Inc.   Bear, Stearns & Co. Inc.              JP Morgan

Banc of America Securities LLC
                         Deutsche Banc Alex. Brown
                                             Salomon Smith Barney
                                                      Morgan Stanley Dean Witter

       $2,000,000,000 Floating Rate Asset Backed Term Notes, Series 2001-A

                Superior Wholesale Inventory Financing Trust VII

                               Subject to Revision

                                   TERM SHEET

                               Dated March 6, 2001

You can find the definitions of all capitalized terms used below that are not defined in this term sheet in the prospectus of Wholesale Auto Receivables Corporation dated June 16, 2000 and filed under Rule 424(b), relating to the Superior Wholesale Inventory Financing Trusts. A copy of the prospectus is available from the SEC. The prospectus will be superceded by a final prospectus supplement and prospectus to be dated March __, 2001. Any investment decision should be based solely on the information in the final prospectus and prospectus supplement.

Issuer/Trust..................    Superior Wholesale Inventory Financing Trust
                                  VII, a Delaware business trust formed by the Seller.

Seller........................    Wholesale Auto Receivables Corporation, a
                                  wholly-owned subsidiary of GMAC.

Servicer......................    GMAC, a wholly-owned subsidiary of General
                                  Motors Corporation.

Indenture Trustee.............    The Bank of New York.

Owner Trustee.................    Chase Manhattan Bank USA, National Association

Initial Closing Date..........    March 15, 2001 (expected).

Capitalization of the Trust...    On the initial closing date, the Trust will
                                   issue the following securities:

                    o $2,000,000,000 Floating Rate Asset Backed Term Notes, Series 2001-A, which we refer to as the "2001-A Term Notes." The 2001-A Term Notes will bear interest, payable monthly, at a rate equal to one-month LIBOR plus __% per annum.

                    o $750,000,000 Floating Rate Asset Backed Term Notes, Series 2001-B, which we refer to as the "2001-B Term Notes."

                    o    $125,000,000  Floating Rate Asset Backed  Certificates,
                         Class  2001-A,   which  we  refer  to  as  the  "2001-A
                         Certificates."

                    Only the 2001-A Term Notes are offered hereby.


                    The 2001-A Term Notes will be registered in the name of the nominee for The Depository Trust Company. You may hold your 2001-A Term Notes through the book-entry systems of DTC in the United States or Clearstream or Euroclear in Europe.


                    After the initial closing date, the Trust may issue a Revolving Note or Notes with maximum revolver balances of up to $2,000,000,000. The Trust may issue from time to time additional series of Term Notes and Revolving Notes and additional Certificates.


                    We use the term "Notes" to mean the 2001-A Term Notes, the 2001-B Term Notes and any additional series of Term Notes or Revolving Notes that may be issued. We use the term "Securities" to mean the Notes, the 2001-A Certificates and any additional certificates that may be issued.

Subordination..     The 2001-A  Certificates  will be subordinated to all series of Notes. The 2001-A Certificates will receive no principal until the Notes are fully paid or an allocation of principal sufficient to fully pay the Notes has been made.
                    All series of Notes will generally have equal priority in payments, although the timing of payments may vary.

Basis Swaps....     On the  initial  closing  date,  the Trust will enter into a basis swap with respect to the 2001-A Term Notes. The basis swap counterparty, GMAC, will pay to the Trust on each monthly distribution date, interest at a per annum rate of one-month LIBOR plus ____%. The Trust will pay to the basis swap counterparty interest at a per annum rate equal to the prime rate. Only the net amount due by the Trust or by the basis swap counterparty, as the case may be, will be remitted. The Trust will enter into similar basis swaps with GMAC with respect to the 2001-B Term
                    Notes, the 2001-A Certificates, any Revolving Notes and any additional series of Term Notes or classes of Certificates that may be issued.

Payments on the 2001-A Term Notes

   A.  Interest.....The Trust will pay interest on the 2001-A Term Notes monthly on April 16, 2001 and on the 15th day of each following month or on the next business day, which we refer to as the "monthly distribution date."


                    The prospectus and prospectus supplement will describe how the Trust will allocate available funds to interest payments on the 2001-A Term Notes and the other Securities. Available funds include available interest payments on the receivables, receipts from the basis swaps and, to the extent necessary and available, advances by the Servicer, reserve fund withdrawals and, if applicable, cash accumulation reserve fund withdrawals.


                    The Trust will pay interest on the 2001-A Term Notes based on the actual number of days elapsed and a 360-day year. Interest will accrue from and including the initial closing date, or from and including the most recent monthly distribution date to but excluding the current monthly distribution date.

   B.  Principal    We expect that the Trust will pay the entire  principal
       Payments.....balance of the 2001-A Term Notes on their targets final payment date, which is the monthly distribution date in March 2004.

                    Starting approximately five months before this targeted final payment date, the Servicer will calculate the number of months in which the Trust will allocate principal collections to the repayment of the 2001-A Term Notes on the targeted final payment date. We refer to this period as the "payment period." The Trust will accumulate the allocated principal collections during the payment period in a distribution account for the 2001-A Term Notes.


                    The Trust could make principal payments on the 2001-A Term Notes sooner than the targeted final payment date if a "rapid amortization event" occurs. The rapid amortization events for the 2001-A Term Notes are:

                    o General Motors, GMAC, the Servicer, if not GMAC, or the Seller becomes insolvent;

                    o the Trust or the Seller is required to register under the Investment Company Act of 1940; and

                    o the balance in the cash accumulation reserve fund for the 2001-A Term Notes declines below $583,333.


                    On each monthly distribution date after the occurrence of a rapid amortization event, the Trust will apply allocated principal collections and other available funds to repay principal on the 2001-A Term Notes.


                    It is also possible that the Trust will not repay the entire principal balance of the 2001-A Term Notes on or before the targeted final payment date. If principal collections are slower than anticipated during the payment period, then the payment of principal on the targeted final payment date could be insufficient to repay all of the Series 2001-A Term Notes' principal balance. In that case, allocable principal collections will be applied to the repayment of principal on the 2001-A Term Notes on subsequent monthly distribution dates.


                    All unpaid principal on the 2001-A Term Notes will be due on their stated final payment date, which is the monthly distribution date in March 2006. If the Trust fails to pay the 2001-A Term Notes in full on the stated final payment date, an event of default will occur.


                    We expect that the Trust will pay the entire principal balance on the 2001-B Term Notes on their targeted final payment date, which is June 15, 2001. All unpaid principal on the 2001-B Term Notes will be due on their stated final payment date, which is the monthly distribution date in June 2003.


                    The Servicer may repurchase all of the remaining receivables when:

                    o the daily Trust balance is equal to or less than 10% of the highest sum, at any time since the initial closing date, of the daily Trust balance plus cash held by the Trust plus deposits in the cash accumulation accounts and the note distribution accounts; and

                    o either no term notes are outstanding or the wind down period is in effect.

Credit Enhancement  The Trust will repay the 2001-A Term Notes and the other and Liquidity.......Securities primarily form principal and interest collections on the receivables. The following are additional sources of of funds available to the Trust to pay principal and interest on the 2001-A Term Notes and to make other required payments:

                    o  The basis swaps for the 2001-A Term Notes;

                    o Advances by the Servicer to the Trust in some circumstances;

                    o Subordination of payments on the Certificates to payments on the Notes;

                    o  Monies in the reserve fund; and

                    o In some circumstances, monies in the cash accumulation reserve fund.

Assets of the Trust.The primary asset of the Trust will be a revolving pool of receivables arising under floor plan financing agreements between GMAC and a group of retail automotive dealers franchised by General Motors. These agreements are lines of credit which dealers use to purchase new and used motor vehicles manufactured or distributed by General Motors and other motor vehicle manufacturers and distributors. We refer to the dealers' obligations under these agreements as "receivables."


                    The receivables will be sold by GMAC to the Seller, and then by the Seller to the Trust. The Trust will grant a security interest in the receivables and other Trust property to the Indenture Trustee on behalf of the Noteholders. The Trust property will also include:

                    o  Basis swaps with respect to all Securities;

                    o Security interests in the collateral securing the dealers' obligation to pay the receivables, which will include vehicles and may include parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

                    o Amounts held on deposit in trust accounts maintained for the Trust;

                    o Any recourse GMAC has against the dealers under the floor plan financing agreements;

                    o Some of the rights the Seller has under its purchase agreement with GMAC; and

                    o All rights the Trust has under its sale and servicing agreement with the Seller.

Revolving Pool......As new  receivables  arise,  the Seller will ordinarily transfer them to the Trust on a daily basis. At the same time, prior to the date on which funds will first be set aside for payments on the 2001-A Term Notes and any other series of term notes for which principal is being set aside, the Trust will ordinarily use principal collections on the receivables to purchase new receivables from the Seller or to pay down the principal balance on any Revolving
                    Note issued by the Trust. The Trust may also invest principal collections in eligible investments, if sufficient new receivables are not available.

Revolving Period....The revolving period for the Trust will begin on the initial cut-off date of March 13, 2001, and will end on the earlier of (a) the commencement of an early amortization period and
                    (b) the scheduled revolving period termination date. The scheduled revolving period termination date will initially be June 30, 2002 and will be automatically extended to the last day of each succeeding month unless the Seller elects, at its option, to terminate the automatic extension. The scheduled revolving period termination date may not be extended beyond April 30, 2004. If terminated upon the commencement of a cash accumulation period, the revolving period may recommence in certain limited circumstances.

Cash Accumulation...If a "cash  accumulation  event"  occurs,  the Trust will retain all of the principal collections allocable to the 2001-A Term Notes. The Trust will then invest them in eligible investments in a cash accumulation account dedicated to the 2001-A Term Notes. The Trust will continue to invest these funds in eligible investments until the targeted final payment date for the 2001-A Term Notes, or until the occurrence of a rapid amortization event. Cash accumulation events generally occur upon defaults under the underlying transaction agreements and when the pool fails to satisfy various performance tests or measurements. These tests include: the payment rate on the receivables, the composition of the receivables pool, the characteristics of the receivables and the amount on deposit in the reserve fund.


                    If the Seller elects to terminate the automatic extension of the revolving period as described above, a wind down period will commence which constitutes a cash accumulation event for the 2001-A Term Notes.


                    Each of the early amortization events identified below is a cash accumulation event, other than those which are rapid amortization events.

Early Amortization  An "early amortization event" with respect to the Trust
Events..............generally refers to any of the following events:

                    (a) failure on the part of the Seller, GMAC or the Servicer to perform in any material respect any of its covenants set forth in the transfer and servicing agreements, which failure continues for 60 days after written notice;


                    (b) any representation made by GMAC or the Seller in the transfer and servicing agreements proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for 60 days after written notice and, as a result, the interests of the securityholders are materially and adversely affected;


                    (c) failure to pay or set aside for payment all amounts required to be paid as principal on the Notes or distributed with respect to the Certificate balance on the applicable stated final payment date;

                    (d) on any monthly distribution date, the average of the monthly payment rates for the three preceding months is less than 25%;

                    (e) the amount on deposit in the  reserve  fund is less than
                    the   amount   required   on   three   consecutive   monthly
                    distribution dates;


                    (f) a notice of an event of default under the indenture declaring the unpaid principal amount of any Notes immediately due and payable has been given, except that if no other early amortization event has occurred and is continuing and so long as the scheduled revolving period termination date has not occurred, if the Seller so elects, the early amortization period resulting from such occurrence will terminate and the revolving period will recommence if a notice rescinding the declaration is given under the indenture;

                    (g) the occurrence of certain events of bankruptcy, insolvency or receivership relating to General Motors, the Servicer (or GMAC, if it is not the Servicer) or the Seller;


                    (h) on any monthly distribution date, as of the last day of the previous month, the aggregate principal balance of receivables owned by the Trust which were advanced against used vehicles exceeds 20% of the daily trust balance (for purposes of this clause (h), General Motors vehicles which are sold to daily rental car operations, repurchased pursuant to General Motors repurchase agreements and subsequently sold at auction to a General Motors-franchised dealer will not be considered used vehicles);


                    (i) on any monthly distribution date, the reserve fund required amount for that monthly distribution date exceeds the amount on deposit in the related reserve fund by more than $20,000,000;


                    (j) on any monthly distribution date, the average daily trust receivables balance is less than 75% of the sum of the average outstanding principal balance of the Term Notes and the average certificate balance (in each case, such average being determined over the six months preceding that distribution date or, if shorter, the period from the initial closing date through and including the last day of the preceding month);


                    (k) on any monthly distribution date, as of the last day of each of the two preceding months, the aggregate principal balance of all related available receivables is less than 70% of the aggregate principal balance of all receivables (including receivables owned by GMAC) in the accounts in the pool of accounts; and

                    (l) the termination of a basis swap relating to any Note or Certificate.

Reserve Funds.......On the initial  closing date,  the Seller will deposit
                    $247,500,000 in cash or eligible investments into the reserve fund. If available, amounts will be added or released on each monthly distribution date to maintain the balance at a specified reserve amount.


                    To the extent that funds from principal and interest collections on the receivables and net receipts on the basis swaps are not sufficient to pay the monthly servicing fee, net amounts under the basis swaps and to make required distributions on the Securities, the Trust will withdraw cash from the reserve fund for that purpose.


                    On any monthly distribution date, after the Trust pays the monthly servicing fee and makes all deposits or payments due on the Securities and any related basis swaps, the amount in the reserve fund may exceed the specified reserve amount. If so, the Trust will pay the excess to the Seller.


                    On the initial closing date, the Seller will deposit $13,230,000 in cash or eligible investments into the Series 2001-A cash accumulation reserve fund. This account will supplement the funds available to pay interest on the 2001-A Term Notes if a cash accumulation event occurs. Amounts will be added or released on each monthly distribution date to maintain the balance at a specified reserve amount.

Servicing Fee  .....Each month the Trust will pay the Servicer a servicing fee of 1% per annum as compensation for servicing the receivables.

Tax Status..........In the opinion of Kirkland & Ellis, special tax counsel,

                    o the 2001-A Term Notes will be characterized as indebtedness for federal income tax purposes, and

                    o the Trust will not be taxable as an association or a publicly traded partnership taxable as a corporation.


                    Each Series 2001-A Term Noteholder, by the acceptance of a 2001-A Term Note, will agree to treat the 2001-A Term Notes as indebtedness for federal, state and local income and franchise tax purposes.

ERISA               Subject to the considerations  discussed under "ERISA
Considerations......Considerations" in the prospectus and prospectus supplement, and employee benefit plan  subject to the  Employee
                    Retirement  Income  Security Act of 1974 may purchase the
                    2001-A Term Notes. An employee benefit plan should consult with its counsel before purchasing the 2001-A Term Notes.

Ratings.............We will not issue the 2001-A Term Notes unless they are
                    rated  in  the  highest   rating   category  for   long-term
                    obligations  (i.e.,   "AAA")  by  at  least  one  nationally
                    recognized rating agency.


                    We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement or restore the original rating.


                    A rating is not a recommendation to buy the 2001-A Term Notes. The rating considers only the likelihood that the Trust will pay interest on time and will ultimately pay principal. The rating does not consider either the 2001-A Term Notes' price, their suitability to a particular investor or the timing of principal payments.

                               THE U.S. PORTFOLIO

General

     As of December 31, 2000, there were approximately 7,540 active credit lines with dealers in the U.S. Portfolio and the total U.S. Portfolio (which includes both owned receivables and serviced receivables) consisted of receivables with an aggregate principal balance of approximately $28.4 billion. GMAC is the primary source of floor plan financing for General Motors-franchised dealers in the United States. For the fourth quarter of 2000, GMAC provided financing for approximately 75.4% of new factory sales to General Motors dealers in the United States.

     As of December 31, 2000, receivables with respect to New Vehicles represented approximately 86% of the aggregate principal amount of all receivables in the U.S. Portfolio. Receivables with respect to Used Vehicles represented approximately 7% of the aggregate principal amount of all receivables in the U.S. Portfolio. Other receivables (generally receivables with respect to heavy-duty trucks, off-highway vehicles and marine units) represented approximately 7% of the aggregate principal amount of all receivables in the U.S. Portfolio. As of December 31, 2000, approximately 60% of the Used Vehicles in the U.S. Portfolio represented Auction Vehicles. As of December 31, 2000, the average Account in the U.S. Portfolio provided for credit lines for New Vehicles and Used Vehicles of approximately 257 units and 53 units, respectively, and the average principal balance of receivables thereunder was approximately $3.6 million and $0.3 million, respectively.

     In 1998, GMAC streamlined the billing process on its dealer incentive programs. Rather than charge a spread over the Prime Rate and separately distribute dealer incentives, dealers participating in the "Net Billing" program are charged a spread that is reduced by any dealer incentives. As more dealers participate in the Net Billing program, the spread over the Prime Rate on the receivables is lower versus prior years. For the year ended December 31, 2000, the weighted average spread over the Prime Rate charged to dealers in the U.S. Portfolio was approximately 0.10%. Certain dealers continue to be offered rebates under incentive programs. For the year ended December 31, 2000, the average annual rate of dealer credits on the U.S. Portfolio ranged between 16 and 30 basis points. The amount of any such credit is applied to a participating dealer's interest charges on floorplan and other loans (if any). There can be no assurance that the spread over the Prime Rate in the future will be similar to historical experience.

     As of December 31, 2000, the aggregate principal amount financed with respect to dealers assigned to "no credit" status was approximately $13.3 million or 0.0469% of the aggregate principal amount financed in the U.S. Portfolio.

Loss Experience

     The following table sets forth GMAC's average principal balance of receivables and loss experience for the U.S. Portfolio as a whole in each of the periods shown. The U.S. Portfolio includes Fleet Accounts and certain other accounts that are not Eligible Accounts as well as Accounts that meet the eligibility criteria for inclusion in the Trust but were not selected. Thus, the Accounts related to the Trust represent only a portion of the entire U.S. Portfolio and, accordingly, actual loss experience with respect to such Accounts may be different than that of the U.S. Portfolio as a whole. There can be no assurance that the loss experience for Receivables in the future will be similar to the historical experience set forth below. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors and GMAC to General Motors-franchised dealers. If General Motors or GMAC reduced or was unable or elected not to provide such assistance or incentives, the loss experience of the U.S. Portfolio, including the Accounts, might be adversely affected.

                     Loss Experience for the U.S. Portfolio

                                                                                Year Ended December 31
                                                            2000         1999          1998             1997          1996
                                                       -------------------------------------------------------------------------
                                                                                (Dollars in Millions)
Average Principal Receivables Balance(1).........         $24,045.8    $20,317.6      $16,859.6       $18,276.0     $16,991.5
Net Losses (Recoveries)(2) ......................         $    17.1    $    (5.8)     $    11.8         $ (10.5)    $    (8.1)
Net Losses (Recoveries) as a % of
  Liquidations(3)................................             0.017%      (0.006)%        0.014%        (0.012)%       (0.009)%
Net Losses (Recoveries) as a % of Average
  Principal Receivables Balance..................             0.071%      (0.029)%        0.070%        (0.058)%       (0.048)%

(1) "Average Principal Receivables Balance" is the average of the month-end principal balances of receivables for each of the months during such period.
(2) "Net Losses" in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to vehicles.
(3)  Liquidations include all principal reductions.

Aging Experience

     The following table provides the age distribution of the receivables for all dealers in the U.S. Portfolio as a percentage of total principal balances of receivables outstanding at the date indicated. The aging is based on the receivable's interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason (e.g., if the dealer decides to designate a new vehicle for use as a demonstration unit), the interest commencement date will generally be the date of such reclassification. The actual age distribution with respect to the Receivables related to any Trust may be different because such Receivables will arise in Accounts representing only a portion of the entire U.S. Portfolio. There can be no assurance that the aging experience for receivables in the future will be similar to the historical experience set forth below.

                     Age Distribution for the U.S. Portfolio

                                                                   Year Ended December 31
                                                     ---------------------------------------------------------
Number of Days                                            2000       1999        1998        1997      1996
--------------------------------------------------------------------------------------------------------------
1-120.......................................            81.0%      84.2%         90.2%      85.1%      82.2%
121-180.....................................            11.4          9.0         4.9        8.0        9.0
181-270.....................................              4.3         4.0         2.9        3.5        5.0
Over 270....................................              3.3         2.8         2.0        3.4        3.8
Monthly Payment Rates


     The following table sets forth the highest and lowest monthly payment rates for the U.S. Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used are calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the aggregate ending principal balance of receivables for the period. There can be no assurance that the rate of principal collections for the Accounts in the Pool of Accounts in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to such Accounts may be different because, among other reasons, such Accounts will represent only a portion of the entire U.S. Portfolio.


                  Monthly Payment Rates for the U.S. Portfolio

                                                                        Year Ended December 31
                                                                -----------------------------------------
                                                                 2000     1999    1998     1997     1996
Highest Month.............................................       48.1%    53.5%   62.9%    54.2%    56.1%
Lowest Month..............................................       27.2     34.2    33.5     33.3     35.0
Average for the Months in the Period......................       40.9     44.5    47.3     43.3     45.1


                              THE POOL OF ACCOUNTS

     As of the close of business on March 1, 2001, there were 1,443 Accounts in the Pool of Accounts. As of March 1, 2001, the average principal balance of Receivables in such Accounts was approximately $3.8 million (approximately 84% of which were Eligible Receivables) and the weighted average spread over the Prime Rate charged to Dealers was approximately 0.00% for the month of February 2001. This spread over Prime Rate does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the spread over the Prime Rate earned by the Trust. As of March 1, 2001, the aggregate principal balance of Receivables under such Accounts was $5,472,187,512.60 and, of such amount, $4,601,313,439.92 would qualify as Eligible Receivables (except for the limit imposed by the Maximum Pool Balance).

Geographic Distribution

     The following table provides, as of March 1, 2001, the geographic distribution of the Accounts in the Pool of Accounts (based on the address of the Dealer). As of March 1, 2001, no other state accounted for more than 5.0% of the principal amount of Receivables outstanding in such Accounts.

          Geographic Distribution of Pool Accounts Related to the Trust

                                                  Percentage of Total      Number of Dealer      Percentage of Total Number of
State              Receivables Outstanding      Receivables Outstanding        Accounts                 Dealer Accounts
                    (thousands of dollars)
Texas                      $643,803                      11.8%                 105                           7.3%
Florida                     394,760                       7.2                   87                           6.0
Pennsylvania                316,173                       5.8                   94                           6.5
California                  305,289                       5.6                   67                           4.6
New York                    274,935                       5.0                   94                           6.5